As filed with the Securities and Exchange Commission on July 29, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Deutsche Bank Aktiengesellschaft

(Exact Name of Registrant as Specified in Its Charter)

GERMANY	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Taunusanlage 12

60325 Frankfurt am Main

Germany

011-49-69-910-00

(Address of Registrant’s Principal Executive Offices)

Deutsche Bank Equity Plan

(Full Title of the Plan)

Peter Sturzinger

Deutsche Bank Americas, c/o Office of the Secretary

60 Wall Street

New York, New York 10005

(212) 250-2500

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Legal Department	Legal Department
Deutsche Bank Aktiengesellschaft	Deutsche Bank Aktiengesellschaft
60 Wall Street	Taunusanlage 12
New York, NY 10005	60325 Frankfurt am Main
(212) 250-2500	Germany
011-49-69-910-00

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated file	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Deutsche Bank Equity Plan	Ordinary shares, no par value	20,000,000	$35.62	$712,400,000	$91,757.12

(1)	Together with an indeterminate number of ordinary shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Deutsche Bank Equity Plan (the “Plan”) as a result of stock splits, stock dividends or similar adjustments of the outstanding ordinary shares of Deutsche Bank Aktiengesellschaft (the “Registrant”).
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to ordinary shares issuable pursuant to awards not yet granted under the Plan and based upon the average of the high and low prices of the ordinary shares of the Registrant as reported on the New York Stock Exchange on July 23, 2014.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register securities to be issued under the Deutsche Bank Equity Plan (the “Plan”). Pursuant to the Plan, certain employees of Deutsche Bank Aktiengesellschaft (the “Registrant”) and its subsidiaries have been granted the right to receive ordinary shares, no par value, of the Registrant, subject to the satisfaction of applicable vesting conditions.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(i) The Registrant’s Annual Report on Form 20-F (Registration No. 001-15242), for the fiscal year ended December 31, 2013, filed by the Registrant with the Commission on March 20, 2014 (the “Annual Report”), including the description of the Registrant’s share capital contained in “Item 10: Additional Information — Memorandum and Articles of Association” in the Annual Report and “Note [34] — Common Shares” to the Registrant’s consolidated financial statements included therein; and

(ii) The Registrant’s Reports on Form 6-K dated April 14, 2014, April 29, 2014, May 15, 2014, May 19, 2014, May 22, 2014, June 5, 2014, June 12, 2014, June 24, 2014 and July 29, 2014.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that Current Reports on Form 6-K the Registrant furnishes to the Commission after the date hereof (or portions thereof) are incorporated by reference in this Registration Statement only to the extent that the report expressly states that it (or any such portion) is incorporated by reference in this Registration Statement or another registration statement that the Registrant has filed under the Securities Act.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable, because the Registrant’s ordinary shares are registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under German law, a corporation may indemnify its officers, and, under certain circumstances, German labor law requires a stock corporation to do so. However, a corporation may not, as a general matter, indemnify members of the Management Board or the Supervisory Board. A German stock corporation may, however, purchase directors’ and officers’ insurance. The insurance may be subject to any mandatory restrictions imposed by German law. In addition, German law may permit a corporation to indemnify a member of the Management Board or the Supervisory Board for attorneys’ fees incurred if such member is the successful party in a suit in a country, like the United States, where winning parties are required to bear their own costs, if German law would have required the losing party to pay the member’s attorneys’ fees had the suit been brought in Germany and for attorneys’ fees incurred in connection with other proceedings.

Members of the Registrant’s Supervisory Board and Management Board and officers of the Registrant will be covered by customary liability insurance, including insurance against liabilities under the Securities Act.

The Plan provides that neither the Registrant nor any committee appointed by the Management Board to administer the Plan shall have any liability with respect to any claim, loss, liability or expense incurred in connection with the Plan.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1	English translation of Articles of Association of the Registrant

4.2	Deutsche Bank Equity Plan — Plan Rules Effective from February 1, 2010 through January 31, 2011

4.3	Deutsche Bank Equity Plan — Plan Rules Effective from February 1, 2011 through January 31, 2012

4.4	Deutsche Bank Equity Plan — Plan Rules Effective from February 1, 2012 through January 31, 2013

4.5	Deutsche Bank Equity Plan — Plan Rules Effective from February 1, 2013 through January 31, 2014

4.6	Deutsche Bank Equity Plan — Plan Rules Effective from February 1, 2014

23.1	Consent of KPMG AG Wirtschaftspruefungsgesellschaft, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature pages)

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of July, 2014.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Jürgen Fitschen
Jürgen Fitschen
Co-Chairman of the Management Board

/s/ Anshuman Jain
Anshuman Jain
Co-Chairman of the Management Board

/s/ Stefan Krause
Stefan Krause
Member of the Management Board

The Registrant and each person whose signature appears below constitutes and appoints each of Jonathan Blake, Joseph C. Kopec, Mathias Otto, Rainer Rauleder and Joseph Rice, any two such individuals acting together, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, any two acting together, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, any two acting together, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on the 29th day of July, 2014.

Signature	Title

/s/ Jürgen Fitschen	Co-Chairman of the Management Board
(Jürgen Fitschen)	(Co-Principal Executive Officer)

/s/ Anshuman Jain	Co-Chairman of the Management Board
(Anshuman Jain)	(Co-Principal Executive Officer)

/s/ Stefan Krause	Chief Financial Officer and Member of the Management Board
(Stefan Krause)	(Principal Financial Officer)

/s/ Stephan Leithner	Member of the Management Board
(Stephan Leithner)

/s/ Stuart Lewis	Member of the Management Board
(Stuart Lewis)

/s/ Rainer Neske	Member of the Management Board
(Rainer Neske)

/s/ Henry Ritchotte	Member of the Management Board
(Henry Ritchotte)

/s/ Karin Dohm	Managing Director
(Karin Dohm)	(Principal Accounting Officer)

/s/ Peter Sturzinger	Deutsche Bank Americas Office of the Secretary
(Peter Sturzinger)	(Authorized Representative in the United States)

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	English translation of Articles of Association of the Registrant	Incorporated by reference to Exhibit 99.4 to the Registrant’s Report on Form 6-K (Registration No. 001-15242) filed by the Registrant with the Commission on July 29, 2014

4.2	Deutsche Bank Equity Plan — Plan Rules Effective from February 1, 2010 through January 31, 2011	Incorporated by reference to Exhibit 4.2 to the Registrant’s 2009 Annual Report on Form 20-F (Registration No. 001-15242) filed by the Registrant with the Commission on March 16, 2010

4.3	Deutsche Bank Equity Plan — Plan Rules Effective from February 1, 2011 through January 31, 2012	Incorporated by reference to Exhibit 4.3 to the Registrant’s 2010 Annual Report on Form 20-F (Registration No. 001-15242) filed by the Registrant with the Commission on March 15, 2011

4.4	Deutsche Bank Equity Plan — Plan Rules Effective from February 1, 2012 through January 31, 2013	Incorporated by reference to Exhibit 4.4 to the Registrant’s 2011 Annual Report on Form 20-F (Registration No. 001-15242) filed by the Registrant with the Commission on March 20, 2012

4.5	Deutsche Bank Equity Plan — Plan Rules Effective from February 1, 2013 through January 31, 2014	Incorporated by reference to Exhibit 4.4 to the Registrant’s 2012 Annual Report on Form 20-F (Registration No. 001-15242) filed by the Registrant with the Commission on April 15, 2013

4.6	Deutsche Bank Equity Plan — Plan Rules Effective from February 1, 2014	Incorporated by reference to Exhibit 4.5 to the Registrant’s 2013 Annual Report on Form 20-F (Registration No. 001-15242) filed by the Registrant with the Commission on March 20, 2014

23.1	Consent of KPMG AG Wirtschaftspruefungsgesellschaft, Independent Registered Public Accounting Firm	Filed herewith

24.1	Power of Attorney	Included on signature pages